UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2013

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95050 (Zip Code)
Registrant's telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On July 18, 2013, Dawn Hudson was appointed to the Board of Directors of NVIDIA Corporation.

In connection with her appointment to the Board of Directors, Ms. Hudson was granted pursuant to our 2007 Amended and Restated Equity Incentive Plan: (a) an initial stock option to purchase 50,000 shares of NVIDIA common stock, vesting in equal quarterly installments over a three-year period commencing July 18, 2013, and (b) an annual equity grant consisting of (i) a stock option to purchase 35,645 shares of NVIDIA common stock, vesting as to 3,563 shares on August 15, 2013 and as to 10,694 shares quarterly thereafter over the ensuing three quarters and (ii) an annual grant of 7,210 restricted stock units, vesting as to 2,883 shares on November 20, 2013 and as to 4,327 shares on May 21, 2014. Both stock options will have an exercise price equal to the closing price of NVIDIA common stock as reported on the NASDAQ Global Select Market on August 8, 2013. The 2007 Equity Incentive Plan is filed as Exhibit 10.5 to our Form 10-Q (File No. 0-23985) filed with the Securities and Exchange Commission on May 23, 2012. The form of annual stock option is filed as Exhibit 10.4 to our Form 10-Q (File No. 0-23985) filed with the Securities and Exchange Commission on May 23, 2012. The form of restricted stock unit is filed as 10.2 to our Form 10-Q (File No. 0-239895) filed with the Securities and Exchange Commission on May 23, 2012. The form of initial stock option grant agreement is filed herewith as Exhibit 10.1.

In addition, we plan to enter into an indemnity agreement with Ms. Hudson in connection with her services as a member of the Board of Directors. The form of indemnity agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-23985) filed with the Securities and Exchange Commission on March 7, 2006.

Item 9.01 Financial Statements and Exhibits.
(d)
Exhibit No.    Exhibit Description
10.1        2007 Equity Incentive Plan - Non Statutory Stock Option (Initial Grant - Board Service)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: July 23, 2013	By: /s/ David M. Shannon
David M. Shannon
General Counsel and Executive Vice President, Human Resources

Exhibit Index

Exhibit No.    Exhibit Description
10.1        2007 Equity Incentive Plan - Non Statutory Stock Option (Initial Grant - Board Service)